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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                        OCTEL COMMUNICATIONS CORPORATION
                                       AT

                               $31 NET PER SHARE
                                       BY

                             MEMO ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                            LUCENT TECHNOLOGIES INC.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
               TIME, ON FRIDAY, AUGUST 29, 1997, UNLESS EXTENDED.

                                                                   July 23, 1997

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated July 23, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Memo Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Lucent Technologies Inc., a Delaware corporation ("Parent"), to purchase shares of Common Stock, par value $.001 per share (the "Shares"), of Octel Communications Corporation, a Delaware corporation (the "Company"), together with the associated rights (the "Rights") to purchase preferred shares issued pursuant to the Company's Second Amended and Restated Rights Agreement dated May 13, 1997 (the "Rights Agreement"), at $31 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. Unless the context otherwise requires, all references to Shares include the associated Rights, and all references to the Rights include the benefits that may enure to holders of the Rights pursuant to the Rights Agreement.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $31 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares.

          3.  The Offer is being made for all outstanding Shares.
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          4.  The Offer is being made pursuant to the Agreement and Plan of
     Merger dated as of July 17, 1997 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by the Company or by any subsidiary of the Company or by Parent, the Purchaser or any other subsidiary of Parent or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $31 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares that are or would be vested prior to December 31, 1997) and (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

          6. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, August 29, 1997, unless the Offer is extended by the Purchaser.

          7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF
                        OCTEL COMMUNICATIONS CORPORATION
                     (TOGETHER WITH THE ASSOCIATED RIGHTS)

     The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated July 23, 1997, of Memo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Lucent Technologies Inc., a Delaware corporation, and the related Letter of Transmittal, relating to shares of Common Stock, par value $.001 per share of Octel Communications Corporation, a Delaware corporation (the "Shares"), together with the associated rights to purchase preferred shares pursuant to the Company's Second Amended and Restated Rights Agreement dated May 13, 1997. Unless the context otherwise requires, all references to Shares include the associated rights, and all references to the Rights include the benefit that may enure to holders of the Rights pursuant to the Rights Agreement.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated: _____________________ 1997             ___________________________________
                                                          SIGNATURE(S)
                                              ___________________________________
             Number of Shares
               to be Tendered
                                              ___________________________________
       _____________________ Shares                   PLEASE PRINT NAME(S)

                                              Address ___________________________
                                                            (INCLUDE ZIP CODE)

                                                    Area Code and Telephone No.
                                                 Taxpayer Identification or Social
                                                  Security No.___________________

_____________
* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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